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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-34354 pertaining to the 1999 Non-Qualified Stock Option Plan and Form S-8 No. 333-82285 pertaining to the 1998 Long-Term Incentive Plan of Women First HealthCare, Inc. of our report dated February 26, 2001, with respect to the consolidated financial statements of Women First HealthCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                          ERNST & YOUNG LLP


March 26, 2001
San Diego, California